UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007 (December 11, 2007)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas
75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On December 11, 2007, Behringer Harvard Operating Partnership I LP (“Behringer Harvard OP”), the operating partnership of Behringer Harvard REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”), entered into a secured credit agreement (the “Credit Agreement”) providing for up to $500 million of secured borrowings with KeyBanc Capital Markets and Wachovia Securities as co-lead arrangers and KeyBank National Association as administrative agent (referred to herein as “Lender” and as the “Agent,” in their respective roles), and other lending institutions that are parties to the credit facility (collectively, the “Lenders”).  The facility under this Credit Agreement allows Behringer Harvard OP to borrow up to $300 million of revolving loans and up to $200 million in a secured term loan.  Subject to Lender approval and payments of certain activation fees to the Agent and Lenders, the amount of the revolving credit facility may be increased up to $600 million.  In addition to our use of the proceeds of the credit facility to pay approximately $335 million of the purchase price and closing costs of acquiring IPC (as defined below), we intend to use the facility for general corporate and working capital purposes.  We have acted as a guarantor of the credit facility.

The credit facility matures on December 11, 2010.  The revolving credit facility may be extended one additional year upon payment of an extension fee in an amount equal to fifteen basis points on the total amount of the revolving credit facility in effect on the original maturity date. The term loans also may be extended one additional year upon payment of an extension fee in an amount equal to ten basis points on the total amount of the term loans outstanding on the original maturity date.

Loans under the credit facility will bear interest at an annual rate that is equal to either (1) the “base rate” (calculated as the greater of (i) the Agent’s “prime rate” or (ii) 0.5% above the Federal Funds Effective Rate) plus the applicable margin or (2) LIBOR plus the applicable margin.  As of December 11, 2007, the base rate was 7.5% and the LIBOR rate was 5.20375%.  The applicable margin for base rate loans will initially be 0.5% and, depending on the ratio of our consolidated total indebtedness to our gross asset value, may vary from 0.5% to 0%; the applicable margin for LIBOR loans will initially be 2.0% and, depending on the ratio of our consolidated total indebtedness to our gross asset value, may vary from 2.0% to 1.5%.  Behringer Harvard OP has the right to prepay the outstanding amount of any revolving credit loans or term loans under the credit facility, in whole or in part, at any time without penalty, provided that any partial payment is in a minimum amount of $1 million.  However, prepaying the term loan prior to December 11, 2008 requires Behringer Harvard OP to pay a fee equal to fifty basis points of the amount of the term loan being prepaid.

All amounts owed under the credit facility are guaranteed by us and certain subsidiaries of Behringer Harvard OP.  Draws under the facility will be secured by a perfected first priority lien and security interest in collateral that includes Behringer Harvard OP’s interests in certain subsidiaries directly owning our properties, as well as any distributions from Behringer Harvard OP’s subsidiaries.

Upon the occurrence of any “event of default,” as described herein, all loans will bear interest payable on demand at a rate equal to 3% per annum above the base rate, until the default is cured.  Similarly, the letter of credit fees described below will be increased to a rate of 3% above the letter of credit fee that would otherwise be applicable at that time.  In addition, any interest or principal payable that is not paid within five business days of the date when due (or, in the case of amounts due at the maturity date, within fifteen business days of that date) will be subject to a 4% late charge.  In addition to Behringer Harvard OP failing to pay amounts when due and breaching any of the terms of the Credit Agreement or related loan documents, events of default include, but are not limited to: (1) the bankruptcy or assignment for the benefit of creditors by Behringer Harvard OP, us or its or our subsidiaries and in the case of such an event with respect to us or Behringer Harvard OP, all loans will immediately become due and payable and the unused portion of the credit facility will terminate; (2) the failure to comply with certain environmental laws, as required by the Credit Agreement; and (3) the occurrence of a “change in control,” as defined in the Credit Agreement.  If an event of default occurs and is not cured within any applicable grace period, the Lenders may accelerate the maturity of all outstanding loans and terminate their obligation to make any future loans.

The Credit Agreement contains customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions, all as set forth in the Credit Agreement.  Among other things, Behringer Harvard OP has agreed that it will cause any advisory fees payable to our advisor to be subordinated to the prior payment in full of any indebtedness under the credit facility, and we will not modify our advisory agreement in any material respect to increase our or Behringer Harvard OP’s obligations thereunder or enter into a new advisory agreement in replacement of the existing agreement without obtaining the prior written consent of the Agent.  Our existing advisory agreement may be terminated by us or our advisor upon 60 days written notice.  The Agent may condition the approval of any new advisor upon its agreement to subordinate its rights to that of the Agent and Lender.  In addition, the credit facility restricts both Behringer Harvard OP and us from (1) incurring any indebtedness or liens, other than “permitted indebtedness” and “permitted encumbrances,” as summarized below; (2) making or retaining any investments, except those types of investments permitted under the Credit Agreement, which include, among others, (A) mortgage-backed securities (other than single-family residence backed securities), (B) fee interests and long-term ground lease interests in U.S. income-producing office properties, as well as land to be developed for this purpose and (C) certain other investments in land, construction, tenant-in-common assets, income-producing real estate (other than office properties), unconsolidated joint ventures, non-wholly owned subsidiaries and mortgage receivables and mezzanine loans secured by properties of the type we are permitted to invest in thereunder so long as the investments in this subsection (C) do not exceed 25% of the “gross asset value” (as defined in the Credit Agreement) on a consolidated basis; (3) paying distributions during any period of four consecutive quarters if the aggregate distributions paid or declared during that period would exceed 95% of our funds from operations during that period; and (4) paying any advisory fees in the event that an event of default has occurred and is continuing.  Behringer Harvard OP’s ability to borrow under the Credit Agreement also will be subject to its ongoing compliance with certain financial covenants, including that the consolidated total indebtedness of Behringer Harvard OP, us and our subsidiaries will not exceed 70% of our gross asset value.

As used herein, the term “permitted indebtedness” includes: (1) indebtedness arising under the Credit Agreement; (2) current liabilities incurred in the ordinary course of business; (3) indebtedness in respect of taxes, assessments or governmental charges not yet delinquent or being contested as permitted under the loan documents; (4) indebtedness in respect of judgments not resulting in an event of default; (5) endorsements for collection, deposit or negotiation incurred in the ordinary course of business; (6) indebtedness in respect of derivatives contracts incurred in the ordinary course of business; (7) indebtedness in respect of capitalized leases and unsecured claims in respect of nonrecourse carveouts, not to exceed $15 million in the aggregate at any one time; (8) subject to certain provisions, non-recourse indebtedness secured by real estate; (9) subject to certain provisions, secured debt that is recourse indebtedness, provided that the aggregate amount of the indebtedness may not exceed 10% of gross asset value (as defined in the Credit Agreement); and (10) unsecured indebtedness of subsidiaries of Behringer Harvard OP.  As used herein, the term “permitted encumbrances” includes: (a) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings; (b) deposits or pledges to secure obligations under workers’ compensation, social security or similar laws, or under unemployment insurance; (c) mortgage liens on real estate and related personal property securing indebtedness of the type described in (8) above; (d) encumbrances on property such as easements and rights of way, and other non-monetary liens or encumbrances; (e) deposits to secure bids, contracts (other than contracts for indebtedness), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (f) rights of setoff or liens upon deposits of cash in favor of banks or depository institutions; (g) permitted capitalized leases; and (h) liens in favor of the Agent and the Lenders under the Credit Agreement.

Behringer Harvard OP is required to pay certain fees under the Credit Agreement, including quarterly fees for any unused portion of the revolving credit facility, calculated based on the amount by which the total revolving credit commitment exceeds the outstanding principal amount of any revolving loans and the face amount of any letters of credit outstanding during that quarter.  Behringer Harvard OP also must pay certain fees upon the issuance of each letter of credit under the revolving credit facility and a quarterly fee based on the outstanding face amounts of any letters of credit.

The information set forth above with respect to the Credit Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Credit Agreement.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On December 12, 2007, we completed the purchase all of the outstanding shares of the subsidiaries of IPC US Real Estate Investment Trust (“IPC”).   The former IPC subsidiaries owned, as of September 30, 2007, a portfolio of thirty-four office properties, comprising a total of approximately 9.6 million square feet of rentable space (collectively, the “IPC Properties”).  In connection with the closing of this transaction, we paid IPC a purchase price of approximately $636 million in cash and assumed approximately $776 million in existing property-level indebtedness relating to IPC’s property portfolio. We used net proceeds from our current best efforts offering of common stock and borrowings under the credit facility described in Item 1.01 above to pay the purchase price for the IPC acquisition.  The assumed loans mature from July 2009 to October 2030, and bear interest at a weighted average interest rate of approximately 5.6% per annum. The loans typically permit us to prepay the unpaid principal balance of the outstanding loan in full without penalty during the three or six month period prior to the maturity date, or at any time prior to that period upon the payment of a fee equal to 1% of the principal balance of the loan.  The purchase agreement was previously filed as Exhibit 10.2 to our quarterly report on Form 10-Q, as filed with the Securities and Exchange Commission on November 14, 2007, and is incorporated herein by reference.

As provided under that certain Fourth Amended and Restated Property Management and Leasing Agreement, dated December 28, 2006, among us, Behringer Harvard OP and HPT Management Services LP our property manager (“HPT Management”), HPT Management has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the IPC Properties; provided that the parties have agreed that the property commonly known as the Wanamaker Building will continue to be managed under pre-existing arrangements in a joint venture between an IPC subsidiary and Amerimar Wanamaker Management Co. II, Inc.  Currently, three of the IPC Properties are managed directly by unaffiliated third parties, and HPT Management will receive its oversight fee for those properties instead of its typical property management fee.  Among other things, HPT Management has the authority to negotiate and enter into leases of the IPC Properties on our behalf (in substantial conformance with approved leasing parameters and the operating plan), to incur costs and expenses, to pay property operating costs and expenses from property cash flow or reserves and to require that we provide sufficient funds for the payment of operating expenses.

In connection with the closing of the IPC transaction, we directed the transfer of the property management assets of IPC’s former property manager to Harvard Property Trust, LLC, an entity affiliated with our advisor (“Harvard Property Trust”).  A majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction has approved this transaction as being fair and reasonable to us.  In addition, because we do not directly employ any management personnel, Harvard Property Trust has hired persons previously employed by IPC’s property manager.

Item 7.01.              Regulation FD Disclosure.

On December 12, 2007, we issued press releases announcing the closing of a $500 million credit facility and the acquisition of the subsidiaries of IPC US Real Estate Investment Trust.  Copies of the press releases, appearing as Exhibit 99.1 and Exhibit 99.2, are furnished and not filed pursuant to Regulation FD.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired.

The audited financial statements and unaudited interim financial statements of IPC for the three year period ended December 31, 2006 and the interim period ended September 30, 2007, respectively, are filed with this Form 8-K.  The acquisition of IPC constitutes a significant acquisition, which pursuant to Rule 3-05 of Regulation S-X, requires presentation of the financial statements required by Regulation S-X, and attached as Exhibit 99.2 hereto.

(b)           Pro forma financial information.

The pro forma financial information required pursuant to Article 11 of Regulation S-X related to the acquisition of IPC is attached as Exhibit 99.3 hereto.

(d) Exhibits.

10.2

Purchase Agreement among Behringer Harvard REIT I, Inc. and Everclear Acquisition Corporation and IPC US Real Estate Investment Trust and PRF Holdings Inc. and Barry Reichmann (previously filed and incorporated by reference to Exhibit 10.2 to Form 10-Q filed on November 14, 2007)

99.1	Press Release

99.2	Press Release

99.3	Financial statements of IPC US Real Estate Investment Trust

99.4	Pro forma financial statements of Behringer Harvard REIT I, Inc.

Cautionary Statements

This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding our management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “ expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  We intend that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements in this document are made as of today, based upon information known to our management as of the date hereof.  We assume no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

The representations, warranties, covenants and agreements made by the parties in the Credit Agreement are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Credit Agreement and are subject to qualifications and limitations negotiated by the parties in connection with the Credit Agreement.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Credit Agreement rather than to establish matters as facts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: December 12, 2007	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President – Corporate Development & Legal and Secretary

Exhibit Index

Exhibit No.	Description

10.2

Purchase Agreement among Behringer Harvard REIT I, Inc. and Everclear Acquisition Corporation and IPC US Real Estate Investment Trust and PRF Holdings Inc. and Barry Reichmann (previously filed and incorporated by reference to Exhibit 10.2 to Form 10-Q filed on November 14, 2007)

99.1	Press Release

99.2	Press Release

99.3	Financial statements of IPC US Real Estate Investment Trust

99.4	Pro forma financial statements of Behringer Harvard REIT I, Inc.